Exhibit 10.4
SALE RIGHTS AGREEMENT

This SALE RIGHTS AGREEMENT (this “Agreement”) dated as of July 19, 2011, is entered into by and between Quepasa Corporation, a Nevada corporation (the “Parent”), each of the persons listed on Schedule I hereto who is a signatory hereto and Insider Guides, Inc., a Delaware corporation (the “Company”), for the benefit of each of the persons listed on Schedule I hereto who is not a signatory hereto.

A.           The Parent, IG Acquisition Company, a Delaware corporation and wholly-owned subsidiary of the Parent (“Merger Sub”), and the Company are parties to that certain Agreement and Plan of Merger dated as of even date herewith (the “Merger Agreement”) pursuant to which the Company has agreed to merge with and into the Merger Sub (the “Merger”) and the Affiliates of the Company listed on Schedule I hereto will have the right to receive shares of Parent’s common stock (the “Common Stock”) in accordance with the terms and conditions set forth therein;

B.           The Parent’s, the Company’s and the Merger Sub’s respective obligations under the Merger Agreement are conditioned upon the execution and delivery of this Agreement;

C.           In connection with the Merger, the Parent intends to file a registration statement on Form S-4 (the “Form S-4”) to register the shares of Common Stock to be issued in connection with the Merger; and

D.           In connection with the merger of the Company with and into the Merger Sub, the Parent desires to grant to certain former holders of Company securities certain sale rights with respect to the stock of the Parent held by them.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows.

ARTICLE I.
DEFINITIONS

Section 1.1.            Definitions.  For purposes of this Agreement:

(a)           “Affiliate” means (i) with respect to any specified Person that is not a natural Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person, and (ii) with respect to any natural Person, any family member of such natural Person. The term “Control” shall mean, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, either through the ownership of voting securities or by contract.

(b)           “Closing Date” means the date of the closing under the Merger Agreement.

(c)           “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(d)           “Holder” means a Person that (i) held at least 0.75% of the Company’s common stock (including common stock equivalents) on a fully-diluted basis immediately prior to the closing under the Merger Agreement, (ii) is a party to this Agreement or listed on Schedule I hereto (or a permitted transferee under Section 2.5 hereof) and (iii) owns Registrable Securities

(e)           “Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.

(f)           “Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

(g)           “Registrable Securities” shall mean (i) shares of Common Stock issued pursuant to the Merger Agreement, (ii) any Common Stock issued pursuant to options granted in connection with the transactions contemplated by the Merger Agreement, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above.

(h)           “Registration Expenses” shall mean all expenses incurred by the Parent in complying its registration obligations hereunder, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Parent, reasonable fees and disbursements (not to exceed twenty-five thousand dollars ($25,000) per registration) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

(i)           “Registration Statement” shall mean any Registration Statement of the Parent filed with the SEC on an appropriate form pursuant to the Securities Act which covers any of the shares of Common Stock and any other Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

(j)           “SEC” or “Commission” means the United States Securities and Exchange Commission.

(k)           “Securities Act” means the Securities Act of 1933, as amended.

(l)           “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(m)           “Underwritten Offering” means an underwritten public offering of Common Stock.

ARTICLE II.
SALE RIGHTS.

Section 2.1.            Participation.

(a)           At any time or from time-to-time (prior to the time with respect to any Holder as the rights of such Holder under this Agreement may be terminated pursuant to Section 2.4), if Parent at any time proposes to (i) file a Registration Statement (including a secondary registration) with respect to any offering and sale of its Common Stock for its own account or for the account of any shareholder who holds its securities (other than (A) a registration on Form S-4 or S-8 or any successor form to such forms, (B) a registration of securities solely relating to an offering and sale to employees, directors or consultants of Parent pursuant to any employee stock plan or other employee benefit plan arrangement, (C) a registration of debt securities, or (D) solely for security holders who have registration rights as of the date of this Agreement (and solely to the extent they have such rights); provided that, this exception shall not apply to an Underwritten Offering, or (ii) engage in or arrange a private offering and sale of its Common Stock, for its own account and for the account of any shareholder who holds its securities (each, a “Parent Sale”); then, as expeditiously as reasonably practicable (but in no event less than twenty (20) days prior to the proposed date of filing such Registration Statement or proposed closing of the private offering and sale (as applicable), Parent shall give written notice (the “Sale Rights Notice”) of such proposed filing or sale to all Holders of Registrable Securities, and such notice shall offer the Holders of such Registrable Securities the opportunity to participate in such sale by selling such number of Registrable Securities as each such Holder may request in writing (a “Sale Right”); provided, however, that, the Registrable Securities included in each Parent Sale, in the aggregate, shall not exceed thirty percent (30%) of all the securities proposed to be sold in the applicable Parent Sale and if Participating Holders have requested the inclusion of Registrable Securities in the Parent Sale that would exceed such thirty percent (30%) limitation, then the number of Registrable Securities to be included in the Parent Sale shall be reduced, pro rata based on the number of securities requested to be included by each Participating Holder.  Subject to Section 2.1(d) below, Parent shall include in Parent Sale all such Registrable Securities which are properly requested to be included therein within fifteen (15) days after the Sale Rights Notice is given to such Holders.  Solely with respect to this Article II, if at any time after giving a Sale Rights Notice and prior to (i) the effective date of the Registration Statement filed in connection with such Parent Sale or (ii) the closing of a private Parent Sale, Parent shall determine for any reason not to complete or to delay the Parent Sale, Parent may, at its election, give written notice of such determination to each Holder of Registrable Securities and,

(i)      in the case of a determination not to conduct a Parent Sale, shall be relieved of its obligation to include any Registrable Securities in connection with such Parent Sale, and

(ii)      in the case of a determination to delay a Parent Sale, shall be permitted to delay including any Registrable Securities in connection with such Parent Sale for the same period as the delay in selling such other securities; provided, however, that any such delay shall not alter, modify or amend any of the terms, conditions, restrictions and limitations set forth in this Article II.

(b)           Underwritten Offering.  In the event the Parent Sale for which Parent gives a Sale Rights Notice is for an Underwritten Offering, each Holder making a request for its Registrable Securities to be included in such Parent Sale must, and Parent shall make such arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering on the same terms as Parent and other Persons selling Common Stock in such Underwritten Offering; provided, however, that no Holder shall be required to make any representation or warranty to Parent, other than with respect to authority to enter into the agreements in connection with such Underwritten Offering, its title to the Registrable Securities and with respect to any written information provided by the Holder to Parent expressly for inclusion in the registration statement. In the case of any Underwritten Offering, Parent and/or all Holders distributing their securities through such an underwriting shall enter into an underwriting agreement in customary form with the representative(s) of the underwriter(s) selected for such an underwriting.

(c)           Withdrawal.  Each Holder making a request to exercise a Sale Right pursuant to this Article II shall be permitted to withdraw all or part of such Holder’s Registrable Securities from such exercise of a Sale Right at any time prior to effectiveness of the applicable Registration Statement.

(d)           Priority of Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of securities included in a registration informs the Holders of Registrable Securities sought to be included in such registration in writing (an “Incidental Cutback Notice”) that, in its or their opinion, the total amount or kind of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to adversely affect the price, timing or distribution of the class of the securities offered or the market for the class of securities offered or for the Common Stock, then Parent shall include in such registration only the number of Registrable Securities which, in the good faith opinion of such underwriter can be included without having such an adverse effect, selected in the following order:

(i)      subject to the proviso to clause (ii) below, first, the securities, if any, being sold by Parent;

(ii)      second, the Registrable Securities, if any, requested to be included by the Holders pursuant to this Article II and securities being sold by any other Person(s), allocated pro rata based on the number of securities requested to be included by each Holder or Person prior to its receipt of the Incidental Cutback Notice; provided that, the Registrable Securities being sold by the Holders shall not, in the aggregate, be reduced to less than thirty percent (30%) of the total number of securities to be sold in such offering.

Section 2.2.            Additional Information.  Parent  may require each selling Holder of Registrable Securities to furnish to Parent such information regarding the distribution of such Registrable Securities and such other customary information relating to such Holder and its ownership of the applicable Registrable Securities as Parent may from time to time reasonably request and as shall be reasonably required in connection with any Parent Sale. Each Holder of Registrable Securities agrees to furnish such information to Parent and to reasonably cooperate with Parent as necessary to enable Parent to comply with the provisions of this Agreement. Parent shall have the right to exclude from the applicable Parent Sale any Holder that does not comply with the preceding sentence.

Section 2.3.            No Inconsistent Agreements.  Parent will not enter into, and is not currently a party to, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities by this Agreement.  Parent shall not grant to any current or future shareholder any rights to register shares of Common Stock under the Securities Act or any applicable state securities laws which are superior to the rights granted to the Holders under this Agreement without the prior written consent of the Holders holding a majority of the outstanding Registrable Securities.

Section 2.4.            Termination of Sale Rights.  The right of any Holder to request inclusion in any Parent Sale shall terminate on the earlier of (i) the date on which all Registrable Securities held by such Holder have been sold or (ii) the two-year anniversary of the Closing Date.  This Agreement shall terminate in the event of a Change of Control of Parent after which Parent is no longer subject to the requirements of the Exchange Act.  For purposes of this Agreement, “Change of Control” shall mean the acquisition of 50% of more of Parent by means of a merger, stock purchase transaction or otherwise.

Section 2.5.            Transfer of Sale Rights.  The rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to (i) any Affiliate of a Holder, (ii) any subsidiary, parent, partner, retired partner, limited partner, stockholder or member of a Holder or (iii) any family member of a Holder or trust for the benefit of any Holder or any family member of a Holder.  Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied:  (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Parent is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

           Section 2.6                  Obligations of the Parent.  Whenever required to effect the registration of any Registrable Securities, the Parent shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the Holders have completed the distribution related thereto.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           In the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Parent will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)           Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through in an Underwritten Offering, (i) an opinion, dated as of such date, of the counsel representing the Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

           Section 2.7                  Indemnification.  In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

(a)           To the extent permitted by law, the Parent will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”) by the Parent: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Parent will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Parent, which consent shall not be unreasonably withheld, nor shall the Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)           To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Parent, each of its directors, its officers and each person, if any, who controls the Parent within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Parent or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Parent of the Securities Act  (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Parent or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7(b), when taken together with any contribution under Section 2.7(d), exceed the net proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)           If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder, taken together with amounts paid in indemnity pursuant to Section 2.7(b) above, exceed the net proceeds from the offering received by such Holder.

(e)           The obligations of the Parent and Holders under this Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.7 would apply that is covered by a registration filed before termination of this Agreement, such termination.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 2.8             Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement herein shall be borne by the Parent.  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

Section 2.9             Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Parent agrees to use its best efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b)           File with the SEC, in a timely manner, all reports and other documents required of the Parent under the Exchange Act; and

(c)           So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request:  a written statement by the Parent as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Parent filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

ARTICLE III.
GENERAL PROVISIONS

Section 3.1.            Entire Agreement.  This Agreement, together with the schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 3.2.           Assignment; Binding Effect.  No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.  All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns, whether so expressed or not.  Without limiting the generality of the foregoing, all representations, covenants and agreements of Parent hereunder shall inure to the benefit of, and may be enforced by, any and all Holders.  Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except for the Holders  as provided above.

Section 3.3.            Notices.  All notices and other communications hereunder shall be in writing and shall be delivered personally by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below or at such other address for a party as shall be specified by like notice.  Any such notice shall be effective upon receipt, if personally delivered or on the next business day following transmittal if sent by confirmed facsimile.  Notices, including oral notices, shall be delivered as follows):

If to Company or any Person	Insider Guides, Inc.
Listed on Schedule I hereto:	280 Union Square Drive
New Hope, PA 18938
Telephone: (215) 862-1162
Facsimile: (215) 862-1655
Attention: Mr. Geoff Cook

With a copy to:	SNR Denton US LLP
Two World Financial Center
225 Liberty Street
New York, NY 10281-2699
Telephone: 212-768-6700
Facsimile: 212-768-6800
Attention: Lisa A. Weiss

If to Parent, or Merger Sub, to:	Quepasa Corporation
324 Datura Street, Suite 114
West Palm Beach, FL 33401
Telephone: 561-366-1249
Facsimile: 561-651-9984
Attention: John Abbott

With a copy to:	Bradley Arant Boult Cummings LLP
1600 Division Street, Suite 700
Nashville, TN 37203
Telephone: 615-252-2388
Facsimile: 615-252-6388
Attention: Jeffrey S. Buschmann

Section 3.4.            Specific Performance; Remedies.  Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 3.5.            Submission to Jurisdiction.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, service of process on such party as provided in Section 3.3 shall be deemed effective service of process on such party.

Section 3.6.            Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 3.7.            Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 3.8.            Amendments.  This Agreement may not be amended or modified without the written consent of the Parent and prior to the Effective Time (as defined in the Merger Agreement), the Company or following the Effective Time, Holders of at least a majority of the Registrable Securities.

Section 3.9.            Extensions; Waivers.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 3.10.          Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 3.11.          Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

Section 3.12.          Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Sale Rights Agreement as of the date first above written.

QUEPASA CORPORATION

By:	/s/ John Abbott
Name:	John Abbott
Title:	Chief Executive Officer
IG ACQUISITION COMPANY

By:	/s/ John Abbott
Name:	John Abbott
Title:	Chief Executive Officer

INSIDER GUIDES, INC.

By:	/s/ Geoff Cook
Name:	Geoff Cook
Title:	Chief Executive Officer

Signature Page to Sale Rights Agreement

/s/ Geoff Cook
Geoff Cook

Signature Page to Sale Rights Agreement

/s/ Terry O. Herndon
Terry O. Herndon

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/s/ Eva S. Herndon
Eva S. Herndon

Signature Page to Sale Rights Agreement

NORWEST VENTURE PARTNERS

By:	/s/ Kurt Betcher
Name:	Name: Kurt Betcher
Title:	Title: Administrative Partner / CFO

Signature Page to Sale Rights Agreement

U.S. VENTURE PARTNERS IX, L.P.

By: Presidio Management Group IX, L.L.C.
its: General Partner

By	/s/ Paul Matteucci
Name:	Paul Matteucci
Title:	Managing Member

Signature Page to Sale Rights Agreement

FIRST ROUND CAPITAL 2006 LP

By: First Round Management 2006 LLC,
its General Partner

By	/s/ Joshua Kopelman
Name:	Joshua Kopelman
Title:	Managing Member

Signature Page to Sale Rights Agreement

FIRST ROUND CAPITAL 2006 ANNEX FUND LP

By: First Round Management 2006 LLC,
its General Partner

By	/s/ Joshua Kopelman
Name:	Joshua Kopelman
Title:	Managing Member

Signature Page to Sale Rights Agreement

/s/ Spencer Rhodes
Spencer Rhodes

Signature Page to Sale Rights Agreement